As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Luckin Coffee Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
28th Floor, Building T3, Haixi Jingu Plaza 1-3 Taibei Road Siming District, Xiamen City, Fujian People’s Republic of China	361008
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168
(Name and address of agent for service)

+1 800-221-0102
(Telephone number, including area code, of agent for service)

Copies to:

Mr. Reinout Hendrik Schakel

Chief Financial Officer

Luckin Coffee Inc.

28th Floor, Building T3, Haixi Jingu Plaza

1-3 Taibei Road

Siming District, Xiamen City, Fujian

People’s Republic of China

+86-592-3386666

Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maxium Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value $0.000002 per share	34,534,312	(3)	$1.88	(3)	$64,816,586.84	$6,008.50
Class A ordinary shares, par value $0.000002 per share	188,234,920	(4)	$1.88	(4)	$353,293,415.48	$32,750.30
Total	222,769,232	(5)	—		$418,110,002.32	$38,758.79

(1)	The Class A ordinary shares of Luckin Coffee Inc. (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), with each ADS representing eight Class A ordinary shares, par value $0.000002 per share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-230989).

(2)	Represents Class A ordinary shares which are issuable upon exercise of options and pursuant to other awards granted under the 2021 Equity Incentive Plan (the “Plan”) of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(3)	Represents restricted share units granted under the Plan as of the date of this registration statement. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$15.02 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the OTC Pink Limited Information on October 25, 2021.

(4)	Represents Class A ordinary shares reserved for future award grants under the Plan as of the date of this registration statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$15.02 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the OTC Pink Limited Information on October 25, 2021.

(5)	Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that is forfeited, cancelled or otherwise expires for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares which may be issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1)         The Registrant’s annual report on Form 20-F (File No. 001-38896) for the fiscal year ended December 31, 2020 filed on September 21, 2021; and

(2)         The description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on May 6, 2019, as modified by any amendment or report filed for the purpose of updating such description (File No. 001-38896).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, dishonesty, willful default or neglect, and breach of a director’s core fiduciary duties to the company. The Registrant’s fifth amended and restated memorandum and articles of association provide for indemnification of directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-230977), the Registrant has agreed, subject to certain exceptions, to indemnify certain directors and officers to the fullest extent permitted by applicable law. In addition, the Registrant also agreed, subject to certain exceptions, to hold harmless and indemnify certain directors and officers of any and all expenses actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant may purchase and maintain policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

ITEM 9.  UNDERTAKINGS

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-230977), as amended, initially filed with the Securities and Exchange Commission on April 22, 2019)
4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-230977), as amended, initially filed with the Securities and Exchange Commission on April 22, 2019)
4.3	Form of Deposit Agreement, dated May 16, 2019, among the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-230977), as amended, initially filed with the Securities and Exchange Commission on April 22, 2019)
5.1	Opinion of Harney Westwood & Riegels
10.1	The 2021 Equity Incentive Plan (as amended) (incorporated herein by reference to Exhibit 99.1 to the current report on Form 6-K filed on January 25, 2021, as amended) (File No. 001-38896)
23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.2	Consent of Centurion ZD CPA & Co., Independent Registered Public Accounting Firm
23.3	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Registration Statement)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xiamen, China, on October 29, 2021.

Luckin Coffee Inc.

By:	/s/ Reinout Hendrik Schakel
Name:	Reinout Hendrik Schakel
Title:	Chief Financial Officer and Chief Strategy Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Reinout Hendrik Schakel, acting individually and without other, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 2021.

Signature	Title

/s/ Jinyi Guo	Director and Chief Executive Officer
Jinyi Guo	(principal executive officer)

/s/ Wenbao Cao	Director
Wenbao Cao

/s/ Gang Wu	Director
Gang Wu

/s/ Feng Liu	Independent Director
Feng Liu

/s/ Wai Yuen Chong	Independent Director
Wai Yuen Chong

/s/ Yang Cha	Independent Director
Yang Cha

/s/ Sean Shao	Independent Director
Sean Shao

/s/ Reinout Hendrik Schakel	Chief Financial Officer and Chief Strategy Officer
Reinout Hendrik Schakel	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Luckin Coffee Inc., has signed this registration statement or amendment thereto in New York on October 29, 2021.

Authorized U.S. Representative COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President